Exhibit 17
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope
YOU MAY RECEIVE MULTIPLE PROXY KITS IN SEPARATE ENVELOPES OR SEVERAL CARDS WITHIN ONE
ENVELOPE. IT IS IMPORTANT THAT YOU RECORD A SEPARATE VOTE FOR EACH PROXY CARD.
Please detach at perforation before mailing.

INVESCO PRIME INCOME TRUST (the “Target Fund”) PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES (the “Board”) PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 14, 2011
The undersigned hereby appoints Philip A. Taylor, John M. Zerr and Sheri Morris, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on April 14, 2011, at 3:00 p.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL.
NOTE: If you vote by telephone or on the Internet, please do NOT return your proxy card.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer’s position with the entity.

Signature

Signature

Date	INV-PIT_22136_012411
PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Shareholders to Be Held on April 14, 2011.
The Proxy Statement is available at: https://www.proxy-direct.com/inv22136
Please detach at perforation before mailing.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING “FOR” THE PROPOSAL.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■
☐ To vote in accordance with the Board recommendations mark this box. No other vote is necessary.

	FOR	AGAINST	ABSTAIN
1.
To approve an Agreement and Plan of Reorganization between the Target Fund and Invesco Van Kampen Senior Loan Fund (the “Acquiring Fund”), providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for Class IB Shares of the Acquiring Fund; (b) the distribution of such Class IB Shares of the Acquiring Fund to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
	☐	☐	☐
PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
INV-PIT_22136_012411